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                                                                   EXHIBIT 23(a)

July 28, 1998






Aristar, Inc.
Hidden River Corporate Park
8900 Grand Oak Circle
Tampa, FL  33637-1050

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference of this letter as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-29049) (the "Registration Statement"). We consent further to the reference to our firm under the heading "Legal Opinions" in the Prospectus Supplement dated July 28, 1998, to the Prospectus dated June 23, 1997, which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act.

                                       Very truly yours,

                                       FOSTER PEPPER & SHEFELMAN PLLC



                                       /s/ FOSTER PEPPER & SHEFELMAN PLLC